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                                                                    EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

            In connection with the Quarterly Report of IASIS Healthcare LLC (the "Company") on Form 10-Q for the period ended March 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

            (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                                 /s/ David R. White
                                              ---------------------------------
                                              David R. White
                                              Chairman of the Board
                                              and Chief Executive Officer


                                                /s/ W. Carl Whitmer
                                              ---------------------------------
                                              W. Carl Whitmer
                                              Chief Financial Officer


Dated: May 9, 2005